UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2013

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		No.)

7000 West William Cannon, Building One

Austin, TX 78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of ArthroCare Corporation (the “Company”) was held on December 12, 2013.  At the Special Meeting, the Company’s stockholders voted on two proposals described in detail in the Company’s Proxy Statement, dated October 23, 2013, and cast their votes as follows:

1.              Proposal 1: To approve an amendment to the Company’s Certificate of Incorporation amending the Certificate of Designations of the Series A 3.00% Convertible Preferred Stock to permit the size of the Board of Directors of the Company to be increased to a maximum of nine persons:

Votes For	Votes Against	Abstentions
30,266,227	17,914	11,179

2.              Proposal 2: For the election of Fabiana Lacerca-Allen as a member of the Board of Directors of the Company to serve until the Company’s next annual meeting or until her successor is duly qualified and elected:

Votes For	Votes Against	Abstentions
30,256,376	24,104	14,839

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: December 12, 2013

	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer